SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2006

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-5571 (Commission File Number)	75-1047710 (IRS Employer Identification No.)

Mail Stop CF3-203, 300 RadioShack Circle, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_           Written communications pursuant to Rule 425 under the Securities Act

_          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

_          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

_          Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 18, 2006, RadioShack Corporation (“RadioShack”) announced that Claire H. Babrowski will cease serving as President and Chief Operating Officer of RadioShack, effective August 31, 2006. A copy of the press release announcing Ms. Babrowski’s departure is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

99.1	Press Release, dated August 18, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 21st day of August, 2006.

RADIOSHACK CORPORATION /s/ David S. Goldberg ------------------------------------------ David S. Goldberg Senior Vice President - General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.

99.1	Press Release, dated August 18, 2006.

Exhibit 99.1

Contact: Kay Jackson RadioShack Media Relations (817) 415-3300 Media.Relations@RadioShack.com	James Grant RadioShack Investor Relations (817) 415-7833 Investor.Relations@RadioShack.com

         RadioShack Corporation Announces that Claire Babrowski, president and chief operating officer, will leave the company

FORT WORTH, Texas – August 18, 2006 – RadioShack Corporation (NYSE: RSH) announced today that Claire Babrowski, president and chief operating officer, plans to leave the company, effective August 31, 2006. Babrowski has been with the company since July 2005. According to Chairman and CEO Julian Day, there are no plans to fill the chief operating officer position.

“Claire is an exceptional leader who was at the helm of our company during some very challenging times,” said Day. “In addition, she has been extremely helpful to me during my period of orientation at the company. She has immense talent and is in the prime of her career, and I respect her desire to transition out of the company to pursue other interests. We thank her for her many contributions to the company. She will be missed by all.”

“It is virtually impossible for me to recognize and thank all the women and men at RadioShack who have helped make my time here so memorable. I am proud of the progress we made together and will be cheering from the sidelines as they take RadioShack to the next horizon,” said Babrowski.

About RadioShack Corporation

Fort Worth, Texas–based RadioShack Corporation (NYSE: RSH) is one of the nation’s most trusted consumer electronics specialty retailers and a growing provider of retail support services. The company operates a vast network of sales channels, including: more than 6,000 company and dealer stores; more than 100 RadioShack locations in Mexico and Canada; and nearly 800 wireless kiosks. RadioShack’s knowledgeable and helpful sales associates deliver convenient product and service solutions within minutes of where all Americans either live or work. For more information on RadioShack Corporation, visit www.RadioShackCorporation.com. To learn more about RadioShack products and services or to purchase items online, visit www.RadioShack.com.